Exhibit 10.18

LEASE

THIS LEASE MADE THIS 31st DAY OF MARCH, 2010.

BETWEEN:

THE CITY OF EDMONTON

- and -

ENERKEM GREENFIELD ALBERTA BIOFUELS L.P.

WHEREAS:

A.            The City is the owner of the Site.

B.            The Tenant desires to lease the Site from the City for the purpose of the construction and operation of the Biofuels Facility in accordance with the terms and conditions contained in this Lease.

IN CONSIDERATION OF the leasing of the Site by the City to the Tenant and the payment of the Rent by the Tenant to the City pursuant to this Lease, the City and the Tenant agree as follows:

1.             DEFINITIONS

1.1           In this Lease unless there is something in the subject matter or context inconsistent therewith:

(a)           “Applicable Laws” means all statutes, laws, by-laws, regulations, ordinances, orders and requirements of governmental or other public authorities having jurisdiction, and all amendments thereto, at any time and from time to time in force;

(b)           “Biofuels Facility” means the improvements to be constructed on the Site by the Tenant in conformity with the Operating Agreement and as may be modified or expanded from time to time in accordance with the terms of this Lease and the Operating Agreement;

(c)           “Centre” means the integrated site operated by the City on those lands of which the Site is a part and commonly known as the “Edmonton Waste Management Centre”;

(d)           “City” means The City of Edmonton, a municipal corporation, and its successors and assigns;

(e)           “Commencement Date” means the 15th day of June 2010, or such other date as may be mutually agreed in writing by the General Manager and the Tenant;

(f)            “General Manager” means the General Manager of the City’s Asset Management and Public Works Department, or his or her designate;

(g)           “Lease” means this Lease and the Schedules to this Lease;

(h)           “Operating Agreement” means that written agreement for the operation of the Biofuels Facility between the City and the Tenant dated the 20th day of May, 2009;

(i)            “Operating Year” has the meaning ascribed to it in the Operating Agreement;

(j)            “Parties” means the parties to this Lease and “Party” means any one of them;

(k)           “Person” means an individual, a partnership, a corporation, a trust, an unincorporated organisation, a government, or any department or agency thereof, and the heirs, executors, administrators or other legal representatives of any individual;

(l)            “Property Taxes” means all taxes, levies and assessments including, without limitation, local improvement charges and school taxes which now are, or may be levied or assessed against the Site or any portions thereof, or the Tenant’s interest therein, by any lawful taxing authority, whether municipal, federal, provincial, school or otherwise during the Term;

(m)          “Rent” means the annual sum payable during the Term, in the manner and time stated in Article 5, which annual sum is the sum of one dollar ($1.00) for each Operating Year as at the Commencement Date;

(n)           “Sales Taxes” means a sales tax, social service tax, value added tax, goods and services tax or any other similar tax, charge, duty or rate, irrespective of the governmental authority that imposes the same, and irrespective of whether the same is created or modified after the Commencement Date;

(o)           “Site” means those lands which are legally described as:

PLAN 0941790

BLOCK 1

LOT 11PUL (PUBLIC UTILITY LOT)

EXCEPTING THEREOUT ALL MINES AND MINERALS

(p)           “Tenant” means Enerkem GreenField Alberta Biofuels L.P.; and

(q)           “Term” means a term commencing on the Commencement Date and ending on the date that is twenty-five (25) years from the date of Start-Up (as that term is defined in the Operating Agreement), or such other date as may be mutually agreed in writing by the General Manager and the Tenant, together with any renewal terms as contemplated in section 4.2.

2.             SCHEDULES

2.1           The Schedules to this Lease are as follows:

Schedule “A” — Permitted Encumbrances;

Schedule “B” — Access Easement.

3.             DEMISE

3.1           Subject to the terms and conditions of this Lease, the City hereby leases to the Tenant the Site during the Term for the purposes permitted under section 6.1.

4.             TERM AND RENEWAL

4.1           The Lease shall be for the Term.

4.2           Provided that the Term of the Operating Agreement is extended in accordance with the Operating Agreement, the Term of this Lease shall automatically be extended for the same extended term as that of the Operating Agreement.

5.             RENT, ADJUSTMENTS AND ADDRESS FOR PAYMENTS

5.1           Commencing on the Commencement Date and for each Operating Year of the Term, the Tenant shall pay to the City in advance the total annual Rent for the 25 year initial term in the amount of Twenty Five ($25.00) Dollars.

5.2           The Tenant shall pay all sums owing or accruing to the City hereunder without deduction to the City at:

Asset Management and Public Works

3rd Floor, Century Place

9803 - 102A Avenue

Edmonton, Alberta T5J 3A3

or such other place as the City shall advise the Tenant in writing.

6.             USE OF SITE

6.1           The Tenant shall use the Site for the purpose of the construction of the Biofuels Facility and for the operation of the Biofuels Facility (including any ancillary uses) in accordance with the terms of the Operating Agreement.  If the Tenant wishes to use the Site or the Biofuels Facility for any other purposes, it shall obtain the consent of the City to such change in use, which consent may be unreasonably or arbitrarily withheld.

7.             CONDITION OF SITE

7.1           The Tenant shall lease and take possession of the Site on the understanding and agreement that:

(a)           there are no agreements, conditions, warranties or representations relating to the Site, other than as stated in this Lease or the Operating Agreement; and

(b)           except as otherwise provided in this Article 7, the City does not warrant:

(i)            the quality, condition or sufficiency of the Site for any use or purpose;

(ii)           the adequacy of any and all utility services either to or on the Site; or

(iii)          the absence or presence of Hazardous Substances in, on or under the Site.

7.2           Except for the Pre-Existing Environmental Deficiencies and for the City Migrating Hazardous Substances the Tenant shall indemnify and save the City harmless from any claims, liabilities and damages arising out of any environmental contamination or pollution as a result of the presence of Hazardous Substances on or under the Site and which have been brought upon the Site by or at the request of the Tenant after the Commencement Date.

7.2.1        The Tenant will obtain at its cost and expense Environmental Site Assessments of the Site with respect to groundwater and soil (the groundwater and soil assessments being collectively referred to as the “Environmental Site Assessments”). The Environmental Site Assessments will be used to identify Pre-Existing Environmental Deficiencies provided that they are:

(1)           completed by a contractor that is acceptable to the City;

(2)           delivered to the City at least 30 days prior to the Commencement Date; and

(3)           subject to an express acknowledgement that they can be relied on by the City as well as the Tenant.

7.2.2        The City will have 15 days from receipt of the Environmental Site Assessments to accept or reject the list of Pre-Existing Environmental Deficiencies provided by Tenant; otherwise the City will be deemed to have accepted such list of Pre-Existing Environmental Deficiencies.  If the City rejects the list of Pre-Existing Environmental Deficiencies, then the City will obtain, within 30 days of the date of rejection and at its cost and expense, further groundwater and soil assessments identifying Pre-Existing Environmental Deficiencies and provide those assessments to the Tenant.  If the Tenant rejects the groundwater and soil assessment obtained by the City, then the parties shall resolve the identification of Pre-Existing Environmental Deficiencies in accordance with the Dispute Resolution process outlined in Article 29 of this Lease.

7.2.3        The City agrees that the Tenant shall have no obligations or liabilities to the City for any Environmental Deficiencies on, in or under the Site that existed on or prior to the Commencement Date (“Pre-Existing Environmental Deficiencies”) whether or not identified by the Environmental Site Assessments.  The City shall be solely responsible for complying with any Remediation and complying with any Environmental Laws with respect to any such Pre-Existing Environmental Deficiencies including the finding of any Environmental Deficiencies as a result of the site preparation work or construction of improvements on the Site by the Tenant.

7.2.4        If the Tenant causes any Environmental Deficiencies on the Site or the Centre, the Tenant shall take or cause to be taken all required Remediation, at the Tenant’s sole cost and expense.

7.2.5        Any Remediation required to be undertaken by either party hereto pursuant to the terms of this Lease shall be done forthwith at that particular party’s cost and expense and in a diligent manner and the party completing such Remediation shall comply with the duties imposed on them by all applicable Laws and regulations including all applicable Environmental Laws.

7.2.6        The City shall take all reasonable steps necessary to ensure that Hazardous Substances do not migrate from those portions of the Centre not including the Site, to the Site.  In the event that the City is required by order of the relevant lawful authority (for the purposes of this section 7.2.5, the “Order”), or as a result of the migration of Hazardous Substances from those portion of the Centre not including the Site, to the Site (the “City Migrating Hazardous Substances”) to carry out the Remediation of Hazardous Substances at the Centre and/or on the Site as a result of the City Migrating Hazardous Substances, then in such case, the City at its sole cost and expense, within thirty (30) days of receipt of the Order (or such other period as the Order may specify), or upon it becoming aware or being notified of the existence of City Migrating Hazardous Substances onto the Site shall commence and complete the Remediation in the manner and within the time required by the Order or by Environmental Laws as the case may be and in so doing the City shall take all reasonable steps to minimize the interference with the Tenant’s business and operations from the Site: provided if the City is not required by Environmental Laws and the existence of such Hazardous Substances does not adversely affect the operation of the Tenant’s business then the City shall have no obligation to remediate the Hazardous Substances prior to the expiry of the Term.  The City shall indemnify and save the Tenant harmless from any claims, actions, liabilities, damages and costs arising from the existence of City Migrating Hazardous Substances on the Site and from Pre-Existing Hazardous Substances on the Site and which indemnity shall survive the expiration or termination of this Lease.

7.2.7        The City is currently storing crushed aggregate and bailed recyclables on the Site and the City agrees to remove from the Site on or before the Commencement Date the bailed recyclables and that portion of the crushed aggregate that is not purchased by the Tenant from the City.

7.3           The City warrants and represents that as at the date of this Lease it is not aware of any intended or outstanding local improvement charges or other special assessments or charges with respect to the Site including those that may arise as a result of the City’s application to subdivide the Centre in order to create a separate certificate of title for the Site.  Notwithstanding Section 15.3, the City will be responsible for all local improvement charges or other special assessments for the Site that relate to the development and subdivision of the Centre by the City.  The Tenant agrees that it will be responsible for any local improvement charges or other special assessments or charges with respect to the Site in the event the same arise as a direct result of the construction by the Tenant of the Biofuels Facility.

7.4           For the purpose of this Article 7:

(a)           “Environmental Deficiencies” means any environmental contamination, deficiencies, liabilities and obligations arising from any breach of any Environmental Laws, release of any Hazardous Substances contrary to applicable Environmental Laws;

(b)           “Environmental Laws” means any statute, law, regulation, bylaw, permit or other lawful requirement of any governmental authority having jurisdiction over the Centre and the Site, including any applicable guidelines and standards, relating in any way to the environment, environmental protection or occupational health and safety;

(c)           “Hazardous Substances” means any pollutants, contaminants, hydrocarbon contaminants, asbestos materials, hazardous, corrosive or toxic substances or underground or aboveground tanks, urea formaldehyde, deleterious substances, special waste or waste of any kind, including, without limitation, any substance the storage, manufacture, disposal, handling, treatment, generation, use, transport, remediation or release into the environment of which is now or hereafter at any time prohibited, controlled, regulated or licensed under Environmental Laws;

(d)           “Industrial Purposes” means the use of the Site for industrial purposes;

(e)           “Industrial Standard” means the standard then in effect to be met in order to permit the use of the Site for Industrial Purposes based on then applicable governmental, municipal or regulatory standards or requirements; and

(f)            “Remediation” means the remediation of Environmental Deficiencies in order that any adverse affects arising from such Environmental Deficiencies are remediated, contained, remedied and mitigated to an Industrial Standard as required by applicable Environmental Laws and the guidelines prepared by the Ministry of the Environment for Alberta and any other applicable lawful authority.

8.             CONSTRUCTION OF THE BIOFUELS FACILITY

8.1           The Tenant agrees to construct the Biofuels Facility on the Site in accordance with the terms of the Operating Agreement.

8.2           The Tenant shall pay promptly all accounts and expenses incurred for labour performed upon and materials incorporated into the Biofuels Facility as such accounts and expenses fall due, subject only to the holdback provisions of the Builders’ Lien Act (Alberta).

9.             ALTERATIONS TO THE SITE

9.1           The Tenant shall not make any structural alterations to the Biofuels Facility to be constructed on the Site or construct any additional buildings or improvements on the Site without first providing the General Manager with the proposed plans and specifications with respect to such alterations, buildings and improvements and to be approved by the General Manager such approval not to be unreasonably withheld or delayed.  All alterations shall be made at the Tenant’s expense in accordance with the plans and specifications approved by the General Manager.

9.2           The Tenant shall be responsible for the costs of construction of structural alterations or any additional buildings or improvements by the Tenant.

10.          REPAIR AND MAINTENANCE

10.1         At its expense, the Tenant shall during the Term, repair and maintain the Site and all improvements (including, without limitation, the Biofuels Facility) thereon, in accordance with Sections 6.1(a), (b) and (c) of the Operating Agreement.

10.2         At its expense, the Tenant shall keep all sidewalks, including adjacent public sidewalks, and parking areas clear of snow, ice, dirt, and debris and all lawn areas within the Site watered, mowed and trimmed and free of weeds, all as seasonal requirements dictate; and, keep thawed, all water and drain pipes, water closets, faucets, sinks, and associated accessories within the Site.

11.          NET LEASE

11.1         The Tenant acknowledges and agrees that, except as stated in this Lease or in the Operating Agreement, it is intended that the leasing of the Site by the City to the Tenant as contemplated in this Lease, shall be completely carefree to the City and that this Lease shall be interpreted as a net lease for the City whereby the City shall not be responsible during the Term for any costs, charges, expenses or outlays of any nature whatsoever arising from or relating to the use, operation, maintenance, repair, management, or for any other matter or thing affecting the Site, whether foreseen or unforeseen and whether or not within the contemplation of the City and the Tenant as at the Commencement Date.

12.          NON-PERMITTED ENCUMBRANCES

12.1         The Tenant shall be responsible for the payment and discharge of any writs of enforcement, builders’ liens or other charges filed against the Site for which it, its agents, employees, suppliers and workmen are responsible and to which the City has not consented.  By appropriate proceedings, the Tenant shall contest any such writs of enforcement, builders’ liens or other charges if the City so demands.  Alternatively, upon prior written notice to the Tenant the City may undertake such proceedings and may require the Tenant to provide either or both of them with a sufficient guarantee in the form of a cash deposit in an amount equivalent to the claim.  Should the Tenant fail to pay or discharge any such writs of enforcement, builders’ liens or other charges and legal proceedings have been taken to successfully validate such writs of enforcement, builders’ liens or other charges, the City upon prior written notice to the Tenant may pay and obtain a discharge of such writs of enforcement, builders’ liens or other charges and require that the Tenant immediately pay to the City all sums paid by the City in securing the discharge. The amounts expended by the City in obtaining the discharge shall bear interest at the rate equal to the prime rate plus three (3) percentage points from the due date for payment thereof until the same is fully paid and satisfied and shall become due from the Tenant to the City as Rent payable pursuant to this Lease and shall be payable within thirty (30) days of invoice by the City.   For the purposes of this Article, “prime rate” means at any time the prime rate of interest per annum which the Toronto Dominion Bank, or its successor, establishes at its main Canadian office as the interest rate per annum it shall charge at such time for demand loans in Canadian Dollars to its Canadian customers and which it refers to as its prime rate.

13.          PRORATING OF PAYMENTS BY TENANT AND CITY

13.1         Where an amount is payable by the Tenant or by the City during an Operating Year and the amount is payable only in respect to a portion of such Operating Year, then in such case, the amount payable shall be prorated appropriately.

14.          ASSIGNMENT AND SUBLETTING

14.1         The Tenant shall not assign or transfer this Lease or sublet, or part with possession of the Site or any part of the Site unless through an assignment of the Operating Agreement in accordance with the terms of the Operating Agreement.

15.          TAXES AND UTILITIES

15.1         The Tenant shall, during the Term, be responsible for all costs for water, power, telephone, sewer, or gas consumed by or on behalf of the Tenant in respect of the Site and all improvements (including, without limitation, the Biofuels Facility) thereto.

15.2         The Tenant shall, during the Term, pay all business taxes and permit and license fees in respect of any business or activity on the Site, or in respect of the possession, use or occupancy of the Site by the Tenant whether those business taxes or permit and license fees are charged by any municipal, federal, provincial, school, regional or other authority.

15.3         The Tenant shall, during the Term, pay all Property Taxes levied or charged with respect to the Site and all improvements (including the Biofuels Facility) thereto or any portions thereof.

15.4         All Sales Taxes which may be charged, levied or assessed as a result of this Lease and the leasing of the Site, shall be the responsibility of the Tenant and the Tenant shall on written demand by the City pay to the City the Sales Taxes.  Failing the payment to the City, the Sales Taxes shall be deemed to be monies owing and collectable in a like manner as the Rent payable pursuant to this Lease.  The Tenant shall not be obligated to pay the Sales Taxes to the City if the Tenant shall have delivered to the City a certificate in a form acceptable to the City, evidencing that the Tenant is a registrant pursuant to any such tax legislation and the City is not liable to remit the Sales Taxes to any taxing authority.  If the Tenant is a registrant and has the obligation to remit the Sales Taxes directly to the relevant taxing authority, the Tenant shall indemnify and save the City harmless from any claims, liabilities or damages, which the City may incur in connection with obligations of the Tenant to pay Sales Taxes.

16.          INDEMNIFICATION

16.1         Except for or in respect of events caused by the City’s (or those for whom it is at law responsible) actions, including wilful misconduct, or negligence, during the Term, the Tenant shall indemnify and save the City harmless from any and all liabilities, costs, damages, claims, suits, expenses or actions arising out of:

(a)           any breach, violation or non-performance of any term or condition of this Lease which is to be observed and performed by the Tenant;

(b)           any damage to any property (including the Site) whatsoever occasioned by the Tenant’s use and occupation of the Site (including the Biofuels Facility);

(c)           any injury to any persons or the death of any person occurring on the Site (including the Biofuels Facility); and

(d)           any injury to or death of any person or any damage to property with respect to the Site (including the Facility) and the operations of the Tenant on the Site (including the Facility) arising from the escape, discharge or release of any Hazardous Substances.

16.2         The City shall indemnify and save the Tenant harmless from any and all liabilities, cost, damages, claims, suits, expenses and actions arising out of any breach or default by the City of any term and condition of this Lease or arising out of the negligence of the City.

17.          DAMAGE TO IMPROVEMENTS ON THE SITE

17.1         Except for or in respect of events caused by the City’s (or those for whom it is at law responsible) actions including wilful misconduct, or negligence, during the Term, the City shall not be responsible for any injury to any person, or for any loss or damage to any property belonging to any person while any such person or property is on the Site.

18.          DESTRUCTION OR DAMAGE

18.1         In the event of damage to or destruction of all or a portion of the Biofuels Facility and if, in the opinion of the Tenant, acting reasonably, it is feasible to do so, the Tenant shall immediately notify the City and subject to Section 18.3 hereof shall diligently proceed at its own cost and expense to replace the damaged or destroyed Biofuels Facility and other improvements or restore the Biofuels Facility or the portion of the Biofuels Facility which has been damaged or destroyed to substantially the same condition as prevailed immediately prior to the occurrence of such damage or destruction.  In such event, the Tenant shall, subject to Section 18.3 hereof, cause all insurance monies received under its insurance policy to be immediately paid out in rebuilding the Biofuels Facility and other improvements to the Site.  If the rebuilding or restoration is not, in the opinion of the Tenant, acting reasonably, feasible or shall be frustrated, then in such case, subject always to Section 18.3 hereof, such insurance monies shall be applied firstly, in payment of all arrears of the Rent payable pursuant to this Lease and other monies due to the City under this Lease and in reimbursement to the City for all costs incurred in the demolition and removal of the damaged or destroyed Biofuels Facility and other improvements, and restoration of the Site as nearly as may be reasonably possible into the condition in which the Site stood as at the Commencement Date and the balance if any, may be retained by the Tenant and upon written notice from the Tenant to the City the Lease shall be terminated and thereupon the Tenant shall have no further liabilities or obligations with respect to the Lease whatsoever.

18.2         If within six (6) months of the happening of any damage or destruction the Tenant does not give the City written notice of its intention to rebuild and restore the Biofuels Facility or portion thereof which has been destroyed, demolished or rendered unusable in a manner and in accordance with a standard which shall meet the satisfaction of the City, acting reasonably, and further, if the Tenant does not actually fulfill its stated intention through to completion to the City’s satisfaction within such reasonable time thereafter as the City may allow, then the remaining portion of the Term shall at the City’s option, become forfeited and determined, and it shall be lawful for the City at any time thereafter to enter on the Site as of its former estate and in such event, the insurance monies received shall be applied firstly, in payment of all arrears of the Rent payable pursuant to this Lease and other monies due to the City under this Lease and in reimbursement to the City for all costs incurred in the restoration of the Site (including the Biofuels Facility and other improvements) as nearly as may be reasonably possible into the condition in which it stood as at the Commencement Date and the balance, if any, shall be retained by the Tenant and thereupon the Tenant shall have no further liabilities or obligations under this Lease whatsoever.

18.3         The City acknowledges and agrees that the Tenant’s lender or mortgagee shall have the right to apply all or any portion of insurance proceeds received in the event of a damage or destruction of all or any portion of the Biofuels Facility to reduce the Mortgagee’s mortgage debt.  In the event the Tenant’s lender or mortgagee (the “Mortgagee”) does not permit the insurance proceeds to be paid to the Tenant as contemplated by Section 18.1 hereof and such insurance proceeds are utilized to reduce the Mortgagee’s mortgage debt and the Tenant does not give the City written notice of its intention to rebuild and restore the Biofuels Facility pursuant to Section 18.2 or comply with Section 18.2, then at the City’s option the remaining portion of the Term shall become forfeited and determined pursuant to and in accordance with the terms of Section 18.2 and the Tenant shall be responsible for all costs for restoration of the Site.

19.          INSURANCE

19.1         In addition to the insurance requirements provided for in Section 19 of the Operating Agreement, the Tenant’s insurance policy shall include coverage for cost of clean-up, demolition and debris removal expenses with a separate sub-limit of not less than $100,000.00 that will be in addition to the limits of insurance specified and payable to the City. The policy shall contain a waiver by the insurer of any right of claim or recovery by way of subrogation or otherwise against the City, and their respective employees, agents and servants.  The City shall be shown as an additional named insured with respect to cost of clean-up, demolition and debris removal expenses.

20.          EVENTS OF DEFAULT AND REMEDIES

20.1         The City and Tenant acknowledge and agree that the default provision as set out in the Operating Agreement shall apply to this Lease; further, a default under the Operating Agreement shall constitute a default of this Lease and in the event the Operating Agreement is terminated as a result of such default this Lease shall also terminate concurrent with the termination of the Operating Agreement.

21.          EXPROPRIATION

21.1         Should some or all of the Site be expropriated by any public or quasi-public authority other than the City or any entity under the direct or indirect control of the City or affiliated with the City, such that they cannot be enjoyed by the Tenant for the purposes contemplated herein, at the option of the City or the Tenant, this Lease shall terminate as of the date of such expropriation, and both the City and the Tenant shall thereupon be released from any further liability pursuant to this Lease.  Each Party shall be entitled to prove and recover their own damages from the expropriating authority.

22.          QUIET ENJOYMENT

22.1         So long as the Tenant complies with and performs its obligations under this Lease, it may quietly enjoy the Site in accordance with the terms hereof without hindrance, interruption or molestation by the City or any other person claiming through or under the City except as provided herein.

23.          SIGNS, NOTICES AND ADVERTISING

23.1         At any time within five (5) months of the expiration of the Term, the City may place upon the Site a notice or signs, of reasonable dimensions and reasonably placed so as not to interfere with the activities of the Tenant, stating that the Site is “for sale” or “to let”.  The Tenant shall not remove or obscure such notice or permit the notice or signs to be removed or obscured.

23.2         The Tenant shall only place upon the Site such advertising, signs, and lettering as is first approved in writing by the General Manager, and shall not paint or decorate the outside of the Biofuels Facility (or any other improvements to the Site) without the written consent of the General Manager, which consent shall not be unreasonably withheld but may be given subject to the satisfaction of reasonable conditions.

24.          LEASEHOLD TITLE AND PERMITTED ENCUMBRANCES

24.1         Subject to the non-statutory waiver provision contained in section 32.10 of this Lease, the City covenants and agrees that it will:

(a)           provide its consent to an application by the Tenant for a separate leasehold title to the Site to be issued by the Alberta Land Titles Office in the name of the Tenant pursuant to the terms of this Lease; and

(b)           provide all authorizations, consents and approvals that may be required in connection with the Tenant applying for and obtaining such separate leasehold title to the Site in the name of the Tenant.

24.2         The Tenant covenants and agrees that title to the Site shall be free and clear of all encumbrances, caveats, rights of way, easements, charges and restrictive covenants except for those set out in Schedule “A” hereto (the “Permitted Encumbrances”).

25.          SURRENDER OF SITE

25.1         At the expiration of the Term, or upon earlier termination of this Lease, the provisions of Article 13 of the Operating Agreement shall apply.

26.          OVERHOLDING BY THE TENANT

26.1         If the Tenant remains in possession of the Site after the expiration of the Term without any further written agreement and without objection by the City, the Tenant shall be deemed to be occupying the Site as a tenant of the City from month to month upon the terms and conditions as stated in this Lease, except for the payment of Rent which during such period shall be an amount equivalent to a fair market rent for similar lands, similarly improved (regardless of use) as determined by the City, acting reasonably.

27.          ADDRESSES FOR NOTICES

27.1         Any notices under this Lease given to the City or the Tenant shall be in writing and shall be given by personal delivery, pre-paid registered mail, by written telegraphic or electronic communication.  By giving to the other Party at least ten (10) days notice thereof, any Party may, at any time and from time to time change its address for delivery or communication for purposes of this section.  The City’s address for notice is:

General Manager

Asset Management and Public Works

3rd Floor, Century Place

9803 - 102A Avenue

Edmonton, Alberta  T5J 3A3

The Tenant’s address for notice is:
Enerkem GreenField Alberta Biofuels L.P.
615 René-Lévesque Blvd. West, Suite 820
Montreal (Quebec) H3B 1P5

Attention of:         General Counsel

or to any other address as may be designated in writing by the City and the Tenant.

27.2         Any notice, if delivered, shall be deemed to have been validly and effectively given and received on the date of delivery.  Any notice, if sent by telegraphic or electronic communication, shall be deemed to have been validly and effectively given and received on the date of transmission.  Notice given by registered mail, if posted in Alberta, shall conclusively be deemed to have been received on the tenth (10th) business day following the date on which such notice is mailed.  In the event of a postal strike, notice may only be given by personal delivery.

28.          ESTOPPEL CERTIFICATE

28.1         The City shall, at any time and from time to time, so long as this Lease shall remain in effect, upon not less than fifteen (15) days’ prior written request, execute, acknowledge and deliver to the Tenant or mortgagee of the Tenant’s interest herein a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified, stating the modification), the dates to which the Rent has been paid in advance, the defaults, if any on the part of the Tenant and such other statements as may be required by third parties acting reasonably.

29.          DISPUTE RESOLUTION

29.1         Any dispute, difference, disagreement, controversy or claim arising out of, in connection with or relating to this Lease (“Dispute”), including any question regarding its existence, negotiation, interpretation, application, performance, validity, breach or termination shall be finally settled by arbitration pursuant to the Arbitration Act, R.S.A. c A-43. There shall be three arbitrators. Each party shall appoint one arbitrator. The two so appointed shall appoint the presiding arbitrator. If either party fails to appoint an arbitrator within fifteen (15) days of receiving notice of the appointment of an arbitrator by the other party, or if the two arbitrators fail to agree upon the presiding arbitrator within fifteen (15) days of the appointment of the second arbitrator, the appointment shall be made by the Alberta Court of Queen’s Bench. Where there are multiple parties, whether as claimant or as respondent, the multiple claimants jointly, and the multiple respondents jointly, shall appoint an arbitrator. The place of arbitration shall be Edmonton, and the language of the arbitration shall be English. The arbitral tribunal may order any interim, provisional or conservatory remedy it deems appropriate. The arbitrators may award the costs of the arbitration, including the parties’ reasonable legal fees, disbursements and/or expenses, their own fees, disbursements and/or expenses and any other reasonable fees, disbursements and/or expenses relating to the arbitration. The arbitrators may also direct the payment of interest in respect of any award at such rate and from such date as they deem appropriate.

29.2         The parties undertake as a general principle to keep confidential all information concerning the existence of the arbitration, all awards in the arbitration, all materials in the proceedings created or used for the purpose of the arbitration, and all materials and information produced during the arbitration (“Confidential Arbitration Information”) and not in the public domain — save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce, set aside or apply for annulment of an award in bona fide legal proceedings before a competent court. Each party shall obtain and deposit with the arbitrators a signed confidentiality undertaking from its legal counsel, independent experts and consultants regarding the Confidential Arbitration Information.

29.3         The Tenant and the City shall continue to perform their obligations under the Operating Agreement and the Lease notwithstanding that a dispute has been referred to the dispute resolution process.

29.4         The parties agree that they will in no time be precluded from seeking alternate dispute resolution channels, such as resolution through senior executives discussions or mediation although these will not create conditions precedent to the recourse to arbitration in accordance with Article 29.1.

30.          MORTGAGES OF LEASEHOLD INTEREST

30.1         The Tenant shall have the right from time to time to mortgage, pledge, assign as security or charge this Lease and the leasehold interest of the Tenant created by it by way of leasehold mortgage and to make the same by way of security, assignment of subleases and rents payable thereunder, and to extend, modify, renew or replace any such leasehold mortgage or assignment (for the purposes of Articles 30 and 31, a “Leasehold Mortgage”).

30.2         No Leasehold Mortgage shall be made unless the following conditions have been complied with:

(a)           the City shall be given prompt written notice of such Leasehold Mortgage together with the names and addresses of the leasehold mortgagee (for the purposes of Articles 30 and 31, a “Leasehold Mortgagee”); and

(b)           the Leasehold Mortgagee shall covenant with the City to be bound by all the covenants and obligations of the Tenant hereunder (including, without limitation, to be bound by the Operating Agreement) as such Leasehold Mortgagee upon entering into possession of the Tenant’s interest in the Site; provided that notwithstanding the foregoing or anything to the contrary contained in this Lease a Leasehold Mortgagee that has become bound to observe and perform the covenants of the Tenant hereunder may at any time within three hundred sixty-six (366) days of so being bound on sixty (60) days prior written notice to the City surrender possession of the Tenant’s interest herein to the City and on so doing be relieved from its obligations to observe and perform the Tenant’s covenants hereunder,

30.3         Any Leasehold Mortgagee may enforce such Mortgage and acquire title to such leasehold estate in any lawful way and, without limitation, a Leasehold Mortgagee may, by its representative or by a receiver, as the case may be, take possession of and manage the Site in accordance with this Lease and the Operating Agreement, and, upon foreclosure of, or without foreclosure upon exercise of, any contractual or statutory power of sale under, such Mortgage may sell or assign the leasehold estate and the Leasehold Mortgagee shall be liable to perform the obligations imposed on the Tenant by this Lease and the Operating Agreement only so long as the Leasehold Mortgagee has ownership or possession of such leasehold estate.

30.4         Subject to the non-statutory waiver provision contained in section 33.10 of this Lease, the City agrees to execute and deliver such documents, assurances or agreements as the Leasehold Mortgagee may reasonably require in order to protect its security interest so long as such amendments, documents, assurances or other agreements do not materially or adversely affect the City’s rights under the Operating Agreement, or to the receipt of the full amount of the Rent and other monies payable by the Tenant to the City hereunder or otherwise materially or adversely affect the City’s rights hereunder; provided however in the event the Leasehold Mortgagee wishes to use the Site for a business purpose other than in compliance with the Operating Agreement, then it is agreed that the City may, in its sole discretion, terminate this Lease, or, permit the alternative business arrangement, in which case, Rent payable under the Lease from and after the date of such change of use to the earlier of the end of the Term or the date the Site is once again used primarily for the purpose of the operation of a waste-to-biofuels facility in compliance with the Operating Agreement, shall be the then current market rent for leasing similar lands in the City of Edmonton for uses that are the same uses then carried out on the Site and in the event the parties are unable to agree as to such current market rent the determination of such current market rent shall be determined in accordance with the Dispute Resolution provisions under Article 29 of this Lease.

31.          PROTECTION OF LEASEHOLD MORTGAGES

31.1         The City agrees for the benefit of Leasehold Mortgagees of whose Leasehold Mortgage written notice shall have been given to the City, that:

(a)           the City shall not exercise any of its rights or remedies against the Tenant consequent upon any default or non-performance by the Tenant of any of its obligations under this Lease unless, and it shall be a condition precedent to any such exercise that:

(i)            the City shall have given such Leasehold Mortgagee written notice specifying such default or non-performance; and

(ii)           in the case of any non-payment of Rent or other money payment, the same shall not have been made within a period of thirty (30) days after the giving of such notice to the Leasehold Mortgagee; and

(iii)          in the case of any other breach or non-performance other than covered by Subsection (ii) above, the same shall not have been remedied within a period after the giving of such notice to the Leasehold Mortgagee equal to the curative periods provided for in Section 12 of the Operating Agreement for non-monetary defaults; and

(iv)          in the case of any event of default the Leasehold Mortgagee has not observed and performed the Tenant’s obligations under this Lease or the Operating Agreement.

(b)           If the City shall become entitled to and shall terminate this Lease by re-entry, forfeiture or otherwise on account of any breach or non-performance by the Tenant, the City shall give written notice to every such Leasehold Mortgagee promptly upon any termination of this Lease being affected accompanied by particulars of the nature and extent of the default which brought about termination, and the City agrees that upon the request of any such Leasehold Mortgagee, if such request is made in writing within sixty (60) days after the giving of the above mentioned notice by the City, it will grant to such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee a new lease of the Site between the City, as landlord, and such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee, as tenant, for a term equal in duration to the then remaining residue of the Term, at the same rent and otherwise upon the same terms and including the same covenants, provisos, agreements and conditions as are contained in this Lease; provided, however, that the City’s obligation to grant such lease is conditional upon the Leasehold Mortgagees (or an assignee thereof) agreeing to be bound by the Operating Agreement, and the City being paid all monies which would have been lawfully due and owing under the forfeited Lease other than accelerated Rent and damages payable by the former Tenant to the date of the new Lease.  Except for default under the Operating Agreement, the existence of a non-monetary event of default which cannot be remedied by the new lessee shall not relieve the City from its obligation to grant the said new lease.

(c)           The provisions of this Section shall be enforceable by every Leasehold Mortgagee intended to be benefited thereby, notwithstanding that such Leasehold Mortgagee is not a party to this Lease and, whenever requested by the Tenant or any Leasehold Mortgagee intended to be benefitted by the provisions of this Section, the City will enter into an agreement directly with such Leasehold Mortgagee on the terms of this Section.

32.          EASEMENTS AND DEVELOPMENT AGREEMENTS

32.1         Subject to the non-statutory waiver provision contained in section 33.10 of this Lease, the City hereby covenants and agrees for the term of the Lease that (i) the Tenant shall have all of those same rights and benefits as granted to the members of the general public under the Access Easement dated December 14, 2009 and attached as Schedule “B” hereto (the “Easement Agreement”); and (ii) the City shall maintain and repair the Right of Way (as defined in the Easement Agreement) as required by the terms of the Easement Agreement. The City agrees that it will not assign or otherwise agree to any modification to or discharge of any of its rights as Grantee (as defined in the Easement Agreement) under the Easement Agreement that would prejudice or otherwise affect the rights of the Tenant hereto, including the Right of Way (as defined in the Easement Agreement).   This does not create any interest in the Grantor’s (as defined in the Easement Agreement) land under the Easement Agreement.

32.2         Subject to the non-statutory waiver provision contained in section 33.10 of this Lease, the City shall, at the request of the Tenant, enter into all agreements and sign such documents as may be reasonably required to enable the Tenant to obtain the necessary permits and approvals for the construction and completion of the Biofuels Facility and shall sign, acting reasonably, such development agreements as may from time to time be required; provided, however, that the City shall not be obliged to enter into any such agreement, as aforesaid, unless the Tenant has undertaken to indemnify and save harmless the City from its obligations thereunder.

33.          GENERAL PROVISIONS

33.1         Time of the Essence

Time is to be considered of the essence of this Lease.  Whenever in this Lease either the City or the Tenant is required to do something by a particular date, the time for the doing of the particular thing shall only be amended by written agreement of the City and the Tenant.

33.2         No Partnership or Joint Venture

No term or condition in this Lease shall be construed as in any way constituting a partnership or a joint venture by the City and the Tenant.

33.3         No Agency

All contracts, whether of employment or otherwise, entered into by the Tenant with respect to this Lease shall be made by the Tenant on its own behalf and not as agent of the City and the City shall have no liability for such contracts.

33.4         Severability

Should any provision of this Lease be illegal or unenforceable for any reason whatsoever, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though such provision had not been included.

33.5         Governing Laws

This Lease shall be construed and governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

33.6         Gender

All references shall be read with such changes in number and gender as may be appropriate according to whether the reference is to a male or female person, or a corporation.

33.7         Headings

The insertion of headings is for convenience of reference only and shall not be construed so as to affect the interpretation or construction of this Lease.

33.8         Legislative References

The reference to any legislation in this Lease shall be deemed to include all amendments thereto and all regulations thereunder and all statutes, including all amendments thereto and regulations thereunder, that may be substituted for that legislation.

33.9         Non-Waiver

The waiver by the City or the Tenant of the strict performance of any term or condition in this Lease shall not constitute a waiver of any other term or condition nor shall it be deemed a waiver of any subsequent breach of the same or of any other term or condition in this Lease.

33.10       Non-Statutory Waiver

The Tenant hereby acknowledges and agrees that the City, in entering into this Lease, is doing so in its capacity as an owner of real property and not in its capacity as a regulatory, statutory or approving body pursuant to any law of the Province of Alberta.  Further the Tenant acknowledges that this Lease and anything herein contained shall not be deemed to constitute an approval or permit by the City of any approvals or permits as may be required pursuant to the Municipal Government Act (Alberta), and any other legislation in force in the Province of Alberta.  The Tenant further agrees with the City that nothing in this Lease limits or restricts the City, City Council, its officers, servants or agents in the full exercise of any and all powers and duties vested in them in their respective capacities as a municipal government, as a municipal council and as officers, servants and agents of a municipal government.

33.11       Amendment or Modification

This Lease shall not be modified, varied or amended except by the written agreement of the City and the Tenant.

33.12       Confidentiality

The parties hereto agree that all information and provisions in this Lease shall be considered to be Confidential Information (as defined in the Operating Agreement) and may only be disclosed to its professional advisors, bankers and as permitted under the Operating Agreement.

33.13       Personal Property

The City acknowledges and agrees that all structures, machinery, equipment, and personal property brought into or affixed to the Site shall remain the sole property of the Tenant and may be removed by the Tenant at any time and the City shall have no right, title or interest in or to the same.

33.14       Successors and Assigns

This Lease shall be binding upon the City and the Tenant and their respective successors, including successors in title, and assigns subject always to the provisions in this Lease and Operating Agreement respecting assignments.

33.15       Lease Acceptance

The Tenant does hereby accept this Lease of the Site to be held by it as tenant subject to the conditions, restrictions and covenants set out in this Lease.

THE CITY AND THE TENANT HAVE EXECUTED THIS LEASE ON THE 31st DAY OF March, 2010.

Approved		THE CITY OF EDMONTON As Represented by the General Manager of the Asset Management and Public Works Department

As to form:	/s/ [ILLEGIBLE]	Per:	/s/ [ILLEGIBLE]
Law Branch			(City Seal)

As to content:	/s/ [ILLEGIBLE]
Waste Management

ENERKEM GREENFIELD ALBERTA BIOFUELS L.P., by its general partner Enerkem GreenField Alberta Biofuels G.P. Inc.

		Per:	/s/ Vincent Chornet

SCHEDULE “A”

PERMITTED ENCUMBRANCES

(1)           052 108 972 — ZONING REGULATIONS — HER MAJESTY THE QUEEN IN RIGHT OF CANADA C/O THE MINISTER OF NATIONAL DEFENCE

Schedule “B” - Access Easement

ALBERTA GOVERNMENT SERVICES

LAND TITLES OFFICE

IMAGE OF DOCUMENT REGISTERED AS:

092464807

ADVISORY

This electronic image is a reproduction of the original document registered at the Land Titles Office. Please compare the registration number on this coversheet with that on the attached document to ensure that you have received the correct document. Note that Land Titles Staff are not permitted to interpret the contents of this document.

Please contact the Land Titles Office at (780) 422-7874 if the image of the document is not legible.

CAVEAT

TO:                            THE REGISTRAR OF THE NORTH ALBERTA

LAND REGISTRATION DISTRICT

TAKE NOTICE that The City of Edmonton, a Municipal Corporation, claims an estate or interest in the following land, namely:

MERIDIAN 4 RANGE 23 TOWNSHIP 53

SECTION 21

ALL THAT PORTION OF THE SOUTH WEST QUARTER LYING NORTH AND WEST OF RIGHT OF WAY PLAN 8220579 AND NORTH, WEST AND EAST OF TRANSPORTATION/UTILITY CORRIDOR RIGHT OF WAY PLAN 8920981; CONTAINING 12.311 HECTARES (30.42 ACRES) MORE OR LESS.

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND

PLAN 9624397

BLOCK 1

LOT 1PUL (PUBLIC UTILITY LOT)

CONTAINING 5.416 HECTARES (13.38 ACRES) MORE OR LESS EXCEPTING THEREOUT:

                                                          HECTARES (ACRES) MORE OR LESS

A) PLAN 0227886        SUBDIVISION            0.447                1.10

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND

PLAN 9624397

BLOCK 1

LOT 5PUL (PUBLIC UTILITY LOT)

CONTAINING 29.929 HECTARES (73.96 ACRES) MORE OR LESS EXCEPTING THEREOUT:

                                                          HECTARES (ACRES) MORE OR LESS

A) PLAN 022 7886 SUBDIVISION        3.031           7.49

B) PLAN 094/790, BLOCK 1, LOTS 11 PUL AND 12 PUL

EXCEPTING THEREOUT ALL MINES AND MINERALS

standing in the Register in the name of The City of Edmonton, pursuant to a Access Easement in writing dated the 14 day of Dec., 2009, signed by The City of Edmonton and The City of Edmonton, and being attached hereto as Schedule “A” (the “Access Easement”), wherein The City of Edmonton granted to The City of Edmonton a Access Easement, in the manner and on the terms and conditions more specifically stated in the Access Easement, The City of Edmonton has the right to protect its estate or interest under the Access Easement by the registration of a caveat.

AND The City of Edmonton forbids the registration of any person as Transferee or owner of, or of any instrument affecting the said estate or interest, unless the instrument or Certificate of Title, as the case may be, is expressed to be subject to its claim. It appoints The City of Edmonton Law Branch, 9th Floor, Chancery Hall, 3 Sir Winston Churchill Square, Edmonton, Alberta, T5J2C3, as the place at which notices and proceedings relating thereto may be served.

DATED at Edmonton, Alberta this 16th day of December                  , 2009.

/s/ Carl Argo
CARL ARGO
Solicitor for The City of Edmonton
Agent for the above named Caveator
Power of Attorney No. 082124911

M-379ma (April 4/07)

Cloverbar

CLOU080714

CANADA PROVINCE OF ALBERTA TO WIT	) ) )	I, Carl Argo, of the City of Edmonton, in the Province of Alberta, Barrister and Solicitor for The City of Edmonton, MAKE OATH AND SAY THAT:
)

1.             I am agent in this behalf for the above named Caveator.

2.             I believe that The City of Edmonton has a good and valid claim upon the said land, and I say that this caveat is not being filed for the purpose of delaying or embarrassing any person interested in or proposing to deal therewith.

SWORN BEFORE ME at the City of Edmonton in the Province of Alberta this day of , 20	) ) )
)
	)	/s/ Carl Argo
	)	CARL ARGO
)
)
)
/s/ Rionel Comia	)

A Commissioner for Oaths in and for the Province of Alberta Commission expires

RIONEL COMIA
My Commission Expires
July 09, 2011

Neighbourhood: Cloverbar

ACCESS EASEMENT

THIS ACCESS EASEMENT made this 14 day of December, 2009.

BETWEEN:

THE CITY OF EDMONTON
(hereinafter referred to as the “Grantor”)

- and -

THE CITY OF EDMONTON
a Municipal Corporation
(hereinafter referred to as the “Grantee”)

WHEREAS the Grantor is the registered owner of an estate in fee simple in all that certain parcel of land situate in the City of Edmonton and being legally described as follows:

MERIDIAN 4 RANGE 23 TOWNSHIP 53

SECTION 21

ALL THAT PORTION OF THE SOUTH WEST QUARTER LYING NORTH AND WEST OF RIGHT OF WAY PLAN 8220579 AND NORTH, WEST AND EAST OF TRANSPORTATION/UTILITY CORRIDOR RIGHT OF WAY PLAN 8920981; CONTAINING 12.311 HECTARES (30.42 ACRES) MORE OR LESS. EXCEPTING THEREOUT ALL MINES AND MINERALS

AND

PLAN 9624397

BLOCK 1

LOT 1PUL (PUBLIC UTILITY LOT)

CONTAINING 5.416 HECTARES (13.38 ACRES) MORE OR LESS EXCEPTING THEREOUT:              .

                                                          HECTARES (ACRES) MORE OR LESS

A) PLAN 0227886 SUBDIVISION               0.447         1.10

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND

CITY CLERKS

FILE NO. 069148

M-293ma

Last updated November 2005

PLAN 9624397

BLOCK 1

LOT 5PUL (PUBLIC UTILITY LOT)

CONTAINING 29.929 HECTARES (73.96 ACRES) MORE OR LESS EXCEPTING THEREOUT:

                                                          HECTARES (ACRES) MORE OR LESS

A) PLAN 022 7886 SUBDIVISION                3.031              7.49

B) PLAN 0941790, BLOCK 1, LOTS 11 PUL AND 12 PUL, AS MORE

PARTICULARLY SHOWN AS SCHEDULE “A” ATTACHED TO THIS DOCUMENT

EXCEPTING THEREOUT ALL MINES AND MINERALS

(hereinafter referred to as the “Servient Land”).

AND WHEREAS the Grantee is the registered owner of an estate in fee simple in all that certain parcel of land situate in the City of Edmonton and being legally described as follows:

PLAN 0941790

BLOCK 1

LOTS 11PUL AND 12PUL

EXCEPTING THEREOUT ALL MINES AND MINERALS

(hereinafter referred to as the “Dominant Land”).

AND WHEREAS the Grantee as owner of the Dominant Land is desirous of obtaining from the Grantor as owner of the Servient Land the rights, licenses, liberties, privileges and easement as hereinafter provided.

AND WHEREAS the Grantor consents to the use of a certain portion of the Servient Land as hereinafter stated, for the purposes of the construction, maintenance and operation of a public access together with all appurtenances thereto, and the use by the members of the general public of such public access together with all appurtenances thereto and for the purposes of the construction, maintenance and operation of all forms of public utilities relating to such public access, together with all appurtenances thereto.

NOW THEREFORE in consideration of the sum of One Dollar ($1.00 exclusive of Goods and Services Tax) paid to the Grantor by the Grantee, the receipt of which sum is hereby acknowledged by the Grantor, and of the covenants and conditions herein contained, the Grantor and the Grantee hereby agree as follows:

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1.             GRANT

1.1           The Grantor hereby grants to the Grantee, its agents, servants, workmen and members of the general public, a perpetual, free and uninterrupted right, license, liberty, privilege and easement in common with all other persons entitled thereto in the manner herein provided to use that certain portion of the Servient Land, namely:

AS TO THE PORTION AS SHOWN OUTLINED IN RED ON THE PLAN ATTACHED AS SCHEDULE “B”

(hereinafter referred to as the “Right-of-Way”);

for the purposes of the construction, maintenance and operation of a public access together with all appurtenances thereto, and the use by the members of the general public of such public access, together with all appurtenances thereto, and for the purposes of the construction, maintenance and operation of all forms of public utilities relating to such public access, together with the appurtenances thereto.

The rights, licenses, liberties, privileges and easement as granted herein to the Grantee shall be for a period ending at such time as the Grantee may have terminated this Easement by way of written notice to the Grantor and upon discharge by the Grantee of this Easement at the Land Titles Office for the North Alberta Land Registration District.

2.             USE OF RIGHT-OF-WAY

2.1           The Right-of-Way shall be available to the Grantee, its agents, servants workmen and members of the general public, desiring to use, enter, go, return, pass and re-pass, over and on the Right-of-Way for access to properties adjacent to the Servient Land with or without motor vehicles or bicycles at all times both day and night and during each and every day in each and every year that this Easement shall remain in full force and effect.

2.2           The Grantor shall not construct or permit to be constructed on the Right-of-Way any barrier, structure, obstruction or improvement of any kind which prevents the access to or the use of the Right-of-Way by all parties entitled thereto.

3.             MAINTENANCE AND REPAIR

3.1           In the event that repair or maintenance is required to the Right-of-Way, the Grantee shall carry out and complete the required repair or maintenance in an expeditious and good and workmanlike manner so as to avoid any undue or prolonged stoppage in the use of the Right-of-

3

Way for the purposes permitted by this Easement. Notwithstanding the foregoing, where repair or maintenance is required to the Right-of-Way, the Grantor may give the Grantee notice of the need for the repair or maintenance and the Grantee shall, in accordance with the notice and within the time stated in the notice, commence and complete the repair or maintenance in a good and workmanlike manner. In default of the Grantee carrying out the repair or maintenance, the Grantor may, but without any obligation, carry out the required repair or maintenance and all monies paid and expenses incurred by the Grantor in carrying out the repair or maintenance shall be at the sole cost and expense of the Grantee. Any monies expended or expenses incurred by the Grantor in carrying out the repair or maintenance shall become due from the Grantee to the Grantor as a debt due and owing and shall be payable within thirty (30) days of the date of the receipt by the Grantee of an invoice from the Grantor. For the purposes of this Article 3.1, the term “repair” shall include replacements or renewals and the term “maintenance” shall include servicing and cleaning.

3.2           The Grantee shall at any reasonable time during the currency of this Easement, permit the Grantor to enter the Right-of-Way for the purpose of ascertaining the state of repair and maintenance of the Right-of-Way. Where an inspection reveals that repair or maintenance is necessary, the Grantor may give the Grantee notice of the need for the repair or maintenance and the Grantee shall, in accordance with the notice and within the time stated in the notice, commence and complete the repair or maintenance in a good and workmanlike manner. In default of the Grantee carrying out the repair or maintenance, the Grantor may, but without any obligation, carry out the required repair or maintenance and all monies paid and expenses incurred by the Grantor in carrying out the repair or maintenance shall be at the sole cost and expense of the Grantee. Any monies expended or expenses incurred by the Grantor in carrying out the repair or maintenance shall become due from the Grantee to the Grantor as a debt due and owing and shall be payable within thirty (30) days of the date of the receipt by the Grantee of an invoice from the Grantor.

4.             INDEMNITY, RELEASE AND CHARGE

4.1           The Grantee shall indemnify and save harmless the Grantor, its employees, agents, invitees, contractors and for those persons for whom the Grantor is responsible in law, and its successors and assigns, from any and all liabilities, costs, damages, claims, suits, expenses or actions, including all legal costs and disbursements, arising out of:

(a)                                  any breach, violation or non-performance of any term or condition of this Easement which is to be observed and performed by the Grantee;

(b)                                 any damage to any property whatsoever occasioned by the Grantee’s use and occupation of the Right-of-Way;

(c)                                  any damage to any property whatsoever occasioned by the Grantee’s construction, maintenance, repair and operation of the Right-of-Way; and

(d)                                 any injury to persons occasioned by the Grantee’s use and occupation of the Right-of-Way.

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5.             QUIET ENJOYMENT

5.1           Subject to compliance by the Grantee of the provisions of this Easement, the Grantee shall in accordance with this Easement, at all times during the currency of this Easement, peaceably hold and enjoy the rights, licenses, liberties, privileges and easements hereby granted, without any hindrance, molestation or interruption on the part of the Grantor.

6.             WAIVER

6.1           Nothing in this Easement shall constitute the granting by the Grantor of any approval or permit as may be required pursuant to the Municipal Government Act, R.S.A. 2000 Ch. M-26, and any amendments thereto, and any other legislation in force in the Province of Alberta. The Grantor, as far as it can legally do so, shall only be bound to comply with and carry out the terms and conditions of this Easement, and nothing in this Easement restricts the Grantor, its municipal council, its officers, servants or agents in he full exercise of any and all powers and duties vested in them in their respective capacities as a municipal government, as a municipal council and as the officers, servants and agents of a municipal government.

6.2           No condonation, forgiveness, waiver, or forbearance by the Grantor of any non-observance or non-performance by the Grantee of any of the provisions hereunder will operate as a waiver or forbearance against the Grantor in respect of any such provision or any subsequent non-observance or non-performance by the Grantee of any of the provisions hereunder.

7.             ADDRESS FOR NOTICES

7.1           Any notices under this Easement given to the Grantor and the Grantee shall be conclusively deemed to be sufficiently given if personally delivered or sent by prepaid registered mail addressed as follows:

(a)           to the Grantor at:

General Manager

Asset Management & Public & Works

3rd Floor, Century Place

9803 – 102A Avenue

Edmonton, AB T5J 3A3

(c)           to the Grantee at:

General Manager

Asset Management & Public Works

5

3rd Floor, Century Place

9803 – 102A Avenue

Edmonton, AB T5J 3A3

or to any other address as may be designated in writing by the Grantor and the Grantee. Notice given by registered mail, if posted in Alberta, shall conclusively be deemed to have been received on the seventh (7th) business day following the date on which such notice is mailed. In the event of a postal strike, notice may only be given by personal delivery.

8.             DISPUTE RESOLUTION

8.1           In the event of a determination by either party in regard to a matter in dispute between the Grantor and the Grantee as to the interpretation or effect of any of the terms or conditions of this Easement, the determination shall be conclusively deemed to have been accepted by the parties, unless, within ten (10) days of the determination, a party shall give written notice to the other party (the “Arbitration Notice”) of their desire to have the matter in dispute resolved by arbitration.

8.2           Within seven (7) days of receipt of the Arbitration Notice, the parties shall mutually appoint an arbitrator (the “Arbitrator”). In the event that the parties shall fail to agree on the appointment of the Arbitrator, then either party may, on written notice to the other, apply to the President of the Alberta Arbitration and Mediation Society to name the Arbitrator.

8.3          The decision of the Arbitrator is final and binding on the parties and there shall be no appeal of the decision to the courts.

8.4          Except as modified by this Easement, the provisions of the Arbitration Act, R.S.A. 2000 Ch. A-43, as amended, shall apply.

9.             GENERAL

Time of the Essence

9.1           TIME IS TO BE CONSIDERED OF THE ESSENCE OF THIS EASEMENT and therefore, whenever in this Easement either the Grantor or the Grantee is required to do something by a particular date, the time for the doing of the particular thing shall only be amended by written agreement of the Grantor and the Grantee.

Severability

9.2           Should any provision of this Easement be illegal or unenforceable for any reason whatsoever, it shall be considered separate and severable from the remaining provisions of this

6

Easement, which shall remain in force and be binding as though such provision had not been included.

Governing Laws

9.3           This Easement shall be construed and governed by the laws of the Province of Alberta.

Gender

9.4           All references shall be read with such changes in number and gender as may be appropriate according to whether the reference is to a male or female person, or a corporation or partnership.

Headings

9.5           The insertion of headings is for convenience of reference only and shall not be construed so as to affect the interpretation or construction of this Easement.

Amendment or Modification

9.6           This Easement shall not be modified, varied or amended except by the written Easement of the Grantor and the Grantee.

Successors and Assigns

9.7           This Easement shall be binding upon the Grantor and the Grantee and their respective heirs, executors, administrators, successors, including successors in title, and assigns.

Interpretation

9.8           In this Easement:

(a)                                  the word “shall” is to be read and interpreted as mandatory;

(b)                                 the word “may” is to be read and interpreted as permissive, and

(c)                                  the word “person” shall be read and interpreted as meaning an individual, a partnership, a corporation, a trust, an unincorporated organization, a government, or any department or agency thereof, and the heirs, executors, administrators or other legal representatives of any individual.

GST

9.9.          The Grantee agrees that no taxes, rates, assessments, charges, levies or impositions of any kind or nature of any governmental authority shall be payable by or placed upon the Grantor in

7

relation to any use of the Right-of-Way by the Grantee pursuant to this Agreement, and if any such taxes, rates, assessments, charges, levies or impositions shall be levied, imposed, or placed, the Grantee shall make payment thereof. All taxes or assessments in the nature of sales taxes, goods and services taxes or value added taxes which may be charged, levied or assessed as a result of this Agreement, whether or not such taxes are charged, levied or assessed as against the Grantor, shall be the responsibility of the Grantee, and the Grantee shall on written demand by the Grantor, pay to the Grantor any and all such taxes.

THE GRANTOR AND THE GRANTEE HAVE EXECUTED THIS EASEMENT ON THE 16TH DAY OF DECEMBER, 2009.

APPROVED:		THE CITY OF EDMONTON, as Represented by the Manager of the Corporate Properties Branch, Asset Management and Public Works Department

AS TO CONTENT:	/s/ [ILLEGIBLE]

		Per:	/s/ Rick Daviss
			Rick Daviss	(City Seal)

CITY OF EDMONTON ASSET MANAGEMENT & PUBLIC WORKS DEPT, CORPORATE PROPERTIES BRANCH Checked By: /s/ [ILLEGIBLE] Date: DEC 16 2009

8

SCHEDULE “A”

THE CITY OF EDMONTON PLANNING AUTHORITY	
FILE No.	LDA08-0271

LAND TITLES OFFICE

PLAN No.

ENTERED AND REGISTERED

ON ____________

INSTRUMENT No. ____________

A.D. REGISTRAR

R/W PLAN 932 0073
R/W PLAN 922 0733
R/W PLAN 832 1828
N.E. 1/4 SEC.21 - 53 - 23 - W.4M.
LOT 5PUL
LOT 7PUL
R/W PLAN 982 4397
LOT 8PUL
R/W PLAN 932 0073
R/W PLAN 932 0447 AREA 'A'
R/W PLAN 932 0447 AREA 'B'
LOT 9PUL
AREA 'B'
AREA 'A'
9 STREET N.E.
ROAD PLAN 8470 CS
R/W PLAN 932 0447
R/W PLAN 932 0447
R/W PLAN 932 0073

PLAN
SHOWING SURVEY OF
SUBDIVISION
OF
LOT 5PUL, BLOCK 1, PLAN 962 4397
WITHIN
N.W. 1/4 SEC.21 - TWP.53 - RGE.23 - W.4th M.
CITY OF EDMONTON
ALBERTA
2009

SCALE = 1 : 2000

METRES

LEGEND

Area affected by this plan is shown bounded thus. . . . ———
and contains 7.87 ha
Statutory Iron Posts found are shown thus . . . . ●
Statutory Iron Posts placed are marked P018 and shown thus . O

ABBREVIATIONS

A.	Arc	NAD	North American Datum
c.s.	Countersunk	Pl.	Placed
Δ	Delta Angle of Curve	PUL	Public Utility Lot
E.	East	R.	Radius
Fd.	Found	R/W	Right of Way
GNSS	Global Navigation Satellite System	Re-est.	Re-established
ha	Hectare	Rge.	Range
I.	Statutory Iron Post	S.	South
M.	Meridian	Sec.	Section
Mk.	Mark	TM	Transverse Mercator
Mp.	Marker Post	Twp.	Township
N.	North	W.	West

NOTES

Distances shown are in Metres and decimals of a Metre.
Bearings are NAD 83 (original), 3TM referred to 114° W. Longitude as determined by GNSS.

SURVEYOR:

DOUG NEUFELD - ALBERTA LAND SURVEYOR

ALBERTA LAND SURVEYORS' ASSOCIATION PERMIT NUMBER P 018 HAMILTON & OLSEN SURVEYS LTD.

SURVEYED:

Between the dates of July 28th, 2008 and April 20th, 2009 in accordance with the provisions of the Surveys Act.

REGISTERED OWNERS:

THE CITY OF EDMONTON

HAMILTON & OLSEN SURVEYS LTD. EDMONTON, ALBERTA - Ph. 468-2111	SURVEYOR'S FILE: 08266LT1

137 AVENUE N.E.
GOVERNMENT ROAD ALLOWANCE
LOT 10PUL
LOT 2PUL
LOT 1PUL
LOT 4PUL
LOT 5PUL
B L O C K 1
S U B D I V I S I O N P L A N
LOT 1PUL
LOT 11PUL
AREA = 3.00 ha
LOT 12PUL
AREA = 2.57 ha
MERIDIAN STREET (0 STREET)
GOVERNMENT ROAD ALLOWANCE
TRANSPORTATION/UTILITY
CORRIDOR R/W
S.W. 1/4 SEC.21 — 53 — 23 — W.4M.

Schedule “B”

TRANSPORTATION/ UTILITY CORRIDOR R/W
1PUL
BLK. 1
5PUL
8PUL
9PUL
PROPOSED SUBDIVISION LDA08-0271
N.W.1/4 SEC.21 53-23-4
S.W.1/4SEC. 21-53-23-4
GAS PIPELINE R/W
PIPELINE R/W
MERIDIAN ST. (1 ST.)
S.W.1/4SEC. 21-53-23-4
WATERLINE R/W (AREA A)
AREA "B"
LOT A
APPROX. 130 AVE.

THE CITY OF Edmonton ASSET MANAGEMENT AND PUBLIC WORKS

CORPORATE PROPERTIES BRANCH

09 12 03 JLM 09203

——— REQUIRED 20.0m ACCESS EASEMENT

LEGAL: CLOVER BAR AREA -
LOTS 1PUL AND 5PUL, BLOCK 1, PLAN 962 4397
AND S.W.1/4SEC. 21-53-23-4

NORTH

092464807              REGISTERED 2009 12 29

CAVE – CAVEAT

DOC 3 OF 3 DRR#:  C095573 ADR/GHAMILTO

DATED this     day of           , 20

The City of Edmonton

to

The City of Edmonton

Access Easement

The City of Edmonton
Law Branch
Corporate Services Department
9th Floor, Chancery Hall
3 Sir Winston Churchill Square
Edmonton, AB T5J 2C3